UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367
(Address of Principal Executive Offices)

Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan
 (Full Title of the Plans)

Lonnie D. Schnell, Chief Executive Officer
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367
(Name and Address of Agent for Service)

(818) 444-4100
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ryan Azlein, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐(Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.001 per share	2,310,000	$0.10	$231,000	$26.82
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)	Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee.

Pursuant to General Instruction E of Form S-8 (“Registration of Additional Securities”), the Registrant hereby makes the following statement:

On July 18, 2008, Talon International, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-152396) (the “Prior Registration Statement”) relating to shares of Common Stock to be issued pursuant to the Talon International, Inc. 2008 Stock Incentive Plan, as amended (the “Plan”).  The Prior Registration Statement is currently effective.  This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan.  The contents of the Prior Registration Statement are incorporated herein by reference.

The following exhibits are filed as part of this Registration Statement:

5.1	Opinion of Stubbs Alderton & Markiles, LLP

23.1	Consent of SingerLewak LLP

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24 day of June, 2011.

Talon International, Inc.
(Registrant)

By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Lonnie D. Schnell as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Chief Executive Officer
/s/ Lonnie D. Schnell	(Principal Executive Officer), Chief	June 24, 2011
Lonnie D. Schnell	Financial Officer (Principal Accounting
and Financial Officer), Director

/s/ Mark Dyne	Director	June 24, 2011
Mark Dyne

/s/ David Ellis	Director	June 24, 2011
David Ellis

/s/ Mark J. Hughes	Director	June 24, 2011
Mark J. Hughes

s/ Michael Francis Snyder	Director	June 24, 2011
Michael Francis Snyder

EXHIBIT INDEX

Exhibit No	Exhibit Description

5.1	Opinion of Stubbs Alderton & Markiles, LLP

23.1	Consent of SingerLewak LLP

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)